EXHIBIT 10.1

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated May 8, 2025, is made by and among Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company (the “Company”), GIBO Holdings Limited, a Cayman Islands exempted company (“PubCo”), Bukit Jalil Global Investment Ltd., a Cayman Islands limited liability company (“Sponsor”) and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated June 27, 2023, by and between the Company and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued 212,153 Private Placement Warrants to the Sponsor;

WHEREAS, on August 5, 2024, the Company, GIBO Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub I”), GIBO Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned Subsidiary of PubCo (“Merger Sub II”) and Global IBO Group Ltd., a Cayman Islands exempted company limited by shares (“GIBO”) entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the Business Combination Agreement, (i) Merger Sub I will merge with and into GIBO (the “First Merger”), with GIBO being the surviving entity and becoming a wholly-owned subsidiary of PubCo, and as a result of the First Merger, each ordinary share of GIBO shall be converted into the right to receive certain ordinary shares of PubCo (the “PubCo Ordinary Shares”) and (ii) following the First Merger, Merger Sub II will merge with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company being the surviving entity and a wholly-owned subsidiary of PubCo.

WHEREAS, upon consummation of the Mergers, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares of the Company but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for PubCo Ordinary Shares;

WHEREAS, the Board of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Existing Warrant Agreement);

WHEREAS, in connection with the Mergers, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to PubCo and PubCo wishes to accept such assignment;

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders to add or change any provisions with respect to matters or questions arising under the Existing Warrant Agreement as the parties may deem necessary or desirable and that the parties deem will not adversely affect the interest of the Registered Holders; and

WHEREAS, Sponsor is the holder of a majority of the outstanding Private Placement Warrants and no Working Capital Warrants are outstanding.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Assignment and Assumption; Consent.

(a) Assignment and Assumption. As of and with effect on and from the Second Closing: the Company hereby assigns to PubCo all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Second Closing.

(b) Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by the Company to PubCo pursuant to Section 1(a) and the assumption of the Existing Warrant Agreement by PubCo from the Company pursuant to Section 1(a), in each case effective as of the Second Closing, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Second Closing.

2. Amendments of the Existing Warrant Agreement. Effective as of the Second Closing, the Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are to provide for the delivery of replacement of securities pursuant to Section 4.4 of the Existing Warrant Agreement (in connection with the Mergers and the transactions contemplated by the Business Combination Agreement), and the Sponsor hereby consents to the amendments to the Existing Warrant Agreement as provided in this Section 2.

(a) References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo.

(b) References to Ordinary Shares. All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo Ordinary Shares.

(c) References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Second Closing.

(d) Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on PubCo shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by PubCo with the Warrant Agent), as follows:

c/o Global IBO Group Ltd.

No. 8, Jalan TPI 2

Taman Puncak Indah, 68000 Ampang

Selangor, Malaysia

Attn: Lim Chun Yen

Email: l.dereck@globalibo.com

with a copy (which shall not constitute notice) to:

DLA Piper UK LLP

20th Floor, South Tower, Beijing Kerry Center

1 Guanghua Road

Chaoyang District, Beijing, China

Attn: Yang Ge, Esq.; James Chang, Esq.

Email: yang.ge@dlapiper.com; james.chang@dlapiper.com

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Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department”

3. Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Mergers and substantially contemporaneous occurrence of the Second Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

4. Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo, the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

5. Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of the parties hereto this Agreement hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of the parties hereto this Agreement hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 5. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

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6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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IN WITNESS WHEREOF, each party hereto has caused this Assignment, Assumption and Amendment Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

The Company:

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

By:	/s/ Seck Chyn Foo
Name: Seck Chyn Foo
Title: CEO

The PubCo:

GIBO HOLDINGS LIMITED

By:	/s/ Lim Chun Yen
Name: Lim Chun Yen
Title: Director

The Sponsor:

BUKIT JALIL GLOBAL INVESTMENT LTD.

By:	/s/ Chyi Chyi Ooi
Name: Chyi Chyi Ooi
Title: Director

Warrant Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Leicia Savinetti
Name: Leicia Savinetti
Title: Vice President

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